UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2015

Jason Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36051	46- 2888322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

411 East Wisconsin Avenue, Suite 2100
Milwaukee, Wisconsin 53202
(Address of Principal executive offices, including Zip Code)

(414) 277-9300
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2015, the Board of Directors (the “Board”) of Jason Industries, Inc. (the “Company”) increased the size of the Board from nine members to eleven members, effective September 1, 2015, and elected Mitchell I. Quain and James E. Hyman as new directors to fill the vacancies created by such increase. Mr. Quain will serve as a class II director with a term expiring at the Company’s 2016 annual meeting of stockholders and Mr. Hyman will serve as a class III director with a term expiring at the Company’s 2017 annual meeting of stockholders.

The Board of Directors did not appoint Mr. Quain or Mr. Hyman to serve on any committees at the time of the election. Information regarding any committee appointments will be provided in an amendment to this Current Report on Form 8-K.

Mr. Quain, age 63, is a Senior Advisor to The Carlyle Group, L.P., a private investment firm. He was a Partner of One Equity Partners, a private investment firm, from 2010 through 2011. From 2006 to 2010, Mr. Quain was a Senior Director of ACI Capital Corp., a private equity firm. From 2002 to 2005, he was Chairman of the Board of Directors of Register.Com, Inc., an internet services provider, and from 1997 to 2001 he was employed with ABN AMRO, a global full service wholesale and retail bank, and its predecessors in several capabilities including Vice Chairman. Mr. Quain is currently Chairman of the Board of Directors of Magnetek, Inc., and a director of Astro-Med, Inc., RBC Bearings Incorporated, Hardinge Inc. and Tecumseh Products Company. Previously Mr. Quain served on the Boards of DeCrane Aircraft Holdings, Inc., Handy & Harman, Heico Corporation, Mechanical Dynamics, Inc. and Titan International, Inc. Mr. Quain has a Bachelor of Science degree in electrical engineering from the University of Pennsylvania and a Master in Business Administration degree from the Harvard Business School and is a Chartered Financial Analyst.

Mr. Hyman, age 56, has served as President and Chief Executive Officer of Community Education Centers, a provider of offender reentry and in-prison treatment services, since January 2015. Mr. Hyman serves as a director of The Hinckley Company and of Grosvenor Americas. He was Chief Executive Officer and President of TestAmerica Laboratories, Inc., an analytical laboratory for environmental testing services, from 2011 until 2014, and was Chairman, President and Chief Executive Officer of Cornell Companies, Inc., an operator of correctional facilities, from 2005 until 2010. Mr. Hyman has held executive positions in the US and Europe with FTI, Starwood Hotels & Resorts Worldwide, GE Capital, McKinsey & Company and J.P. Morgan, and has previously served as a director of Mac-Gray Corporation. He also chairs the Mega-Cities Project, a not-for-profit focused on urban development issues in the world’s largest cities. Mr. Hyman received a Master of Business Administration, with distinction, from the Harvard Business School and a Bachelor of Arts, with honors, from the University of Chicago.

Messrs. Quain and Hyman will receive the same compensation as the Company’s other non-employee directors, as described under “Director Compensation” in the Company’s Proxy Statement for its 2015 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 13, 2015.

There are no arrangements between either Messrs. Quain or Hyman and any other person pursuant to which Messrs. Quain and Hyman were elected to serve as directors, nor are there any transactions in which the Company is a participant in which either Messrs. Quain or Hyman has a material interest requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits. The following exhibit is being filed herewith:

Exhibit No.     Description

99.1	Press Release, dated August 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASON INDUSTRIES, INC.

By:    /s/ Sarah C. Sutton
Name:    Sarah C. Sutton
Title:    Chief Financial Officer

Date: August 27, 2015

EXHIBIT INDEX

Exhibit No.     Description

99.1	Press Release, dated August 27, 2015.